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                              SECURITY AGREEMENT


                                     among


                      NORTH ATLANTIC TRADING COMPANY, INC.

                     VARIOUS SUBSIDIARIES OF NORTH ATLANTIC
                             TRADING COMPANY, INC.,


                                      and


                         NATIONAL WESTMINSTER BANK PLC,
                              as Collateral Agent



                           Dated as of June 25, 1997


===============================================================================


                               TABLE OF CONTENTS

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
ARTICLE I        SECURITY INTERESTS..................................................................  2
                 1.1  Grant of Security Interests....................................................  2
                 1.2  Power of Attorney..............................................................  3

ARTICLE II       GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS...................................  3
                 2.1  Necessary Filings..............................................................  3
                 2.2  No Liens.......................................................................  3
                 2.3  Other Financing Statements.....................................................  4
                 2.4  Chief Executive Office; Records................................................  4
                 2.5  Location of Inventory and Equipment............................................  4
                 2.6  Trade Names; Change of Name....................................................  5
                 2.7  Recourse.......................................................................  5

ARTICLE III      SPECIAL PROVISIONS CONCERNING
                 RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS...........................................  6
                 3.1  Additional Representations and Warranties......................................  6
                 3.2  Maintenance of Records.........................................................  6
                 3.3  Modification of Terms; etc.....................................................  7
                 3.4  Collection.....................................................................  7
                 3.5  Direction to Account Debtors; etc..............................................  7
                 3.6  Instruments....................................................................  8
                 3.7  Further Actions................................................................  8

ARTICLE IV       SPECIAL PROVISIONS CONCERNING TRADEMARKS............................................  8
                 4.1  Additional Representations and Warranties......................................  8
                 4.2  Licenses and Assignments.......................................................  9
                 4.3  Infringements..................................................................  9
                 4.4  Preservation of Marks..........................................................  9
                 4.5  Maintenance of Registration....................................................  9
                 4.6  Future Registered Marks........................................................  9
                 4.7  Remedies....................................................................... 10

ARTICLE V        SPECIAL PROVISIONS CONCERNING TRADE SECRET RIGHTS,
                 PATENTS AND COPYRIGHTS.............................................................. 10
                 5.1  Additional Representations and Warranties...................................... 10
                 5.2  Licenses and Assignments....................................................... 11
                 5.3  Infringements.................................................................. 11
                 5.4  Maintenance of Patents and Copyrights.......................................... 11
                 5.5  Prosecution of Patent Applications and Copyright Applications.................. 11
                 5.6  Other Patents and Copyrights................................................... 12
                 5.7  Remedies....................................................................... 12

                                      (i)

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ARTICLE VI       PROVISIONS CONCERNING ALL COLLATERAL................................................ 12
                 6.1  Protection of Collateral Agent's Security...................................... 12
                 6.2  Warehouse Receipts Non-Negotiable.............................................. 13
                 6.3  Further Actions................................................................ 13
                 6.4  Financing Statements........................................................... 13

ARTICLE VII      REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT........................................ 14
                 7.1  Remedies; Obtaining the Collateral Upon Default................................ 14
                 7.2  Remedies; Disposition of the Collateral........................................ 15
                 7.3  Waiver of Claims............................................................... 16
                 7.4  Application of Proceeds........................................................ 17
                 7.5  Remedies Cumulative............................................................ 19
                 7.6  Discontinuance of Proceedings.................................................. 19

ARTICLE VIII     INDEMNITY........................................................................... 19
                 8.1  Indemnity...................................................................... 19
                 8.2  Indemnity Obligations Secured by Collateral; Survival.......................... 21

ARTICLE IX       DEFINITIONS......................................................................... 21

ARTICLE X        MISCELLANEOUS....................................................................... 27
                 10.1  Notices....................................................................... 27
                 10.2  Waiver; Amendment............................................................. 27
                 10.3  Obligations Absolute.......................................................... 28
                 10.4  Successors and Assigns........................................................ 28
                 10.5  Headings Descriptive.......................................................... 29
                 10.6  Severability.................................................................. 29
                 10.7  GOVERNING LAW................................................................. 29
                 10.8  Assignors' Duties............................................................. 29
                 10.9  Termination; Release.......................................................... 29
                 10.10  Collateral Agent............................................................. 30
                 10.11  Counterparts................................................................. 30
                 10.12  Additional Assignors......................................................... 31

ANNEX A          Schedule of Chief Executive Offices; Record Locations
ANNEX B          Schedule of Equipment and Inventory Locations
ANNEX C          Schedule of Trade and Fictitious Names
ANNEX D          Schedule of Marks
ANNEX E          Schedule of Patents and Applications
ANNEX F          Schedule of Copyrights and Applications

                                      (ii)

                              SECURITY AGREEMENT


                  SECURITY AGREEMENT, dated as of June 25, 1997, among each of the undersigned (each, an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 10.12 hereof, collectively, the "Assignors") and NATIONAL WESTMINSTER BANK PLC, as Collateral Agent (the "Collateral Agent") for the Secured Creditors (as defined below). Capitalized terms used herein shall have the meaning specified in Article IX herein or, if not defined therein, as specified in the Credit Agreement.

                             W I T N E S S E T H :

                  WHEREAS, North Atlantic Trading Company, Inc. (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), Gleacher NatWest, Inc. as Arranging Agent (the "Arranging Agent"), and National Westminster Bank Plc, as Administrative Agent (the "Administrative Agent" and together with the Lenders and the Arranging Agent, the "Lender Creditors"), have entered into a Credit Agreement, dated as of June 25, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing, inter alia, for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein;

                  WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with National Westminster Bank Plc, in its individual capacity ("NatWest"), any Lender or a syndicate of financial institutions organized by NatWest or such Lender or an affiliate of NatWest or such Lender (even if NatWest or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates therein, and in each case their subsequent assigns (collectively, the "Interest Rate Creditors," and together with the Lender Creditors, collectively, the "Secured Creditors");

                  WHEREAS, pursuant to the Subsidiary Guaranty, dated as of June 25, 1997 (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), each Assignor (other than the Borrower) has jointly and severally guaranteed to the Secured

Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty);

                  WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement;

                  WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

                  NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties and hereby covenants and agrees as follows:

                                   ARTICLE I

                               SECURITY INTERESTS

                  1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby sell, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing first priority security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) the Cash Collateral Account established for such Assignor and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account, (vii) all Patents and Copyrights and all reissues, renewals or extensions thereof, (viii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secret Rights, (ix) all insurance policies, (x) all Permits, (xi) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments (other than the Pledged Securities), and (xii) all Proceeds and products of any and all of the foregoing (all of the above collectively, the "Collateral").

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                                                                         Page 3


                  (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

                  1.2 Power of Attorney. Each Assignor hereby appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

               GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

                  2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

                  2.2 No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

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                                                                         Page 4


                  2.3 Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens) and so long as the Total Commitment has not been terminated or any Note remains unpaid or any Letter of Credit remains outstanding or any of the Obligations remain unpaid or any Secured Interest Rate Agreement remains in effect, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement.

                  2.4 Chief Executive Office; Records. The chief executive

office of such Assignor is located at the address or addresses indicated on Annex A hereto. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secret Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office and/or one or more of the locations shown on Annex A, or at such new locations as such Assignor may establish in accordance with the last sentence of this
Section 2.4. All Receivables and Contract Rights and Trade Secret Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above, or such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. Such Assignor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent in the case of a new record location to be established in connection with newly-acquired Contracts) of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by such Assignor is located at one of the locations shown on Annex B attached hereto. Such Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to or from) any one of

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                                                                         Page 5


the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Such Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.6 Trade Names; Change of Name. Such Assignor does not have or operate in any jurisdiction under, or in the preceding 2 years has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex C hereto. Such Assignor has only operated under each name set forth in Annex C in the jurisdiction or jurisdictions set forth opposite each such name on Annex C. Such Assignor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto in the jurisdictions listed with respect to such names and new names (including, without limitation, any names of divisions or operations) and/or jurisdictions established in accordance with the last sentence of this Section 2.6. Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name or operate under any existing name in any additional jurisdiction until
(i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.7 Recourse. This Agreement is made with full recourse to such Assignor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of such Assignor contained herein, in the Secured Interest Rate Agreements and otherwise in writing in connection herewith or therewith.

                                  ARTICLE III

                         SPECIAL PROVISIONS CONCERNING
                   RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

                  3.1 Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine, legal, valid and binding obligation of the account debtor, subject to adjustments customary in the business of such Assignor, and evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and legally valid obligations, enforceable in accordance with their respective terms, subject to adjustments customary in the business of such Assignor and (iv) will be in compliance and will conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.


                  3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon demand. If requested by the Collateral Agent while an Event of Default is in existence, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, copies of all documents evidencing the Receivables and all Contracts, such copies to be certified as true and complete by an appropriate officer of such Assignor) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor) at any time upon its demand. If the Collateral Agent so directs while an Event of Default is in existence, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

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                  3.3 Modification of Terms; etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 3.4 hereof and (ii) so long as no Event of Default is then in existence, such Assignor may modify, make adjustments with respect to, extend or renew any Contracts in the ordinary course of business. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

                  3.4 Collection. Each Assignor shall endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, so long as no Event of Default is then in existence, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

                  3.5 Direction to Account Debtors; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, to the extent permitted by applicable law, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x) and (z) that the Collateral Agent may enforce collection of any Receivables or Contracts and may adjust, settle or compromise the amount of payment thereof. The Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4

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of this Agreement. The costs and expenses (including attorneys' fees) of collection, whether incurred by any Assignor or the Collateral Agent, shall be borne by such Assignor.

                  3.6 Instruments. If any Assignor owns or acquires any Instrument, such Assignor will within 10 Business Days notify the Collateral Agent thereof and, upon request by the Collateral Agent, promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

                  3.7 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

                  4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true, lawful and exclusive owner or licensee of the Marks listed in Annex D attached hereto and that Annex D lists all the Marks registered in the United States Patent and Trademark Office or

the equivalent thereof in any foreign country and all unregistered Marks that such Assignor now owns, licenses or uses for products developed by such Assignor in connection with its business. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark or service mark. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registration is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said applications will not pass to registration. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United

States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark owned by an Assignor, and record the same.

                  4.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under a Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent.

                  4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating in any material respect any of such Assignor's rights in and to any Mark, or with respect to any party claiming that such Assignor's use of any Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise directed by the Collateral Agent, diligently to prosecute any Person infringing any Mark owned by such Assignor in a manner consistent with its past practice and in accordance with reasonable business practices.

                  4.4 Preservation of Marks. Each Assignor agrees to use or license the use of its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States or the relevant foreign jurisdiction.

                  4.5 Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. ss.ss. 1051 et seq. and any foreign equivalent thereof to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction for all of its Marks (excluding unregistered Marks) pursuant to 15 U.S.C. ss.ss. 1058(a), 1059 and 1065 and any foreign equivalent thereof, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent.

                  4.6 Future Registered Marks. If any Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction, within thirty (30) days of receipt of such certificate such Assignor shall deliver a copy of such certificate, and a grant of security in such Mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

                  4.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors pursuant to a trademark security agreement in form and substance satisfactory to the Collateral Agent, executed by such Assignor and filed on the date hereof, pursuant to which all of such Assignor's rights, title and interest in and to the Marks are assigned to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent governmental agency or office in any foreign jurisdiction to the Collateral Agent.

                                   ARTICLE V

                         SPECIAL PROVISIONS CONCERNING
                  TRADE SECRET RIGHTS, PATENTS AND COPYRIGHTS

                  5.1 Additional Representations and Warranties. Each Assignor

represents and warrants that it is the true and lawful owner or licensee of all rights in (i) Trade Secret Rights, (ii) the Patents of such Assignor listed in Annex E attached hereto and that said Patents constitute all the patents and applications for patents that such Assignor now owns and (iii) the Copyrights of such Assignor listed in Annex F attached hereto and that said Copyrights constitute all the registered copyrights and applications for copyright registrations that such Assignor now owns. Each Assignor represents and warrants that it has the exclusive right to use and practice under all Patents and Copyrights that it now owns, uses or under which it practices. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright or that such Assignor has misappropriated any Trade Secret Rights. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the incurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, as the case may be, and record the same.

                  5.2 Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under a Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent.

                  5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement or other violation of such Assignor's rights in any Patent or Copyright, or with respect to any claim that the practice of any Patent or the use of any Copyright violates in any material respect any property right of a third party or with respect to any misappropriation of any Trade Secret Right or any claim that the practice of any Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Patent or Copyright owned by such Assignor or any Person misappropriating any Trade Secret Right in a manner consistent with its past practice and in accordance with reasonable business practices.

                  5.4 Maintenance of Patents and Copyrights. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. 41 and any foreign equivalent thereof to maintain in force rights under each of its Patents and to apply as permitted pursuant to applicable law for any renewal of each Copyright.

                  5.5 Prosecution of Patent Applications and Copyright Applications. At its own expense, each Assignor shall diligently prosecute all applications for Patents of such Assignor listed on Annex E hereto and for copyrights of such Assignor listed on Annex F hereto, and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent.

                  5.6 Other Patents and Copyrights. Within thirty (30) days of the acquisition or issuance of a Patent or Copyright registration, or of filing of an application for a Patent or Copyright registration, the relevant Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright registration or application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

                  5.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, pursuant to a patent security agreement in form and substance satisfactory to the Collateral Agent, executed by such Assignor and filed on the date hereof, pursuant to which all of such Assignor's right, title, and interest to such Patents and Copyrights are assigned to the Collateral Agent for the benefit of the Secured Creditors;
(ii) take and practice, use or sell the Patents and Copyrights; (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

                  6.1 Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at its own expense, to the extent required by the Credit Agreement against fire, theft and all other risks to which such Collateral may be subject. All policies or certificates with respect to such insurance (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured and loss payee), (ii) shall state that such insurance policies shall not be cancelled or revised without at least 30 days' (or at least 10 days' in the case of nonpayment of premium) prior written notice thereof by the insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent. If any Assignor shall fail to insure such Inventory or Equipment to the extent required by the Credit Agreement, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance. The Collateral Agent may apply any proceeds of such insurance required after an Event of Default in accordance with Section 7.4. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

                  6.2 Warehouse Receipts Non-Negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

                  6.3 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

                  6.4 Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor.

                                  ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

                  7.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

                  (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent;

                  (iii) withdraw all moneys, securities and/or other instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;

                  (iv) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, and take possession of the proceeds of any such sale or liquidation;

                  (v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

                           (A) forthwith cause the same to be moved to the
                  place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

                           (B) store and keep any Collateral so delivered to
                  the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2, and

                           (C) while the Collateral shall be so stored and
                  kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                  (vi) license or sublicense whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that such Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Interest Rate Obligations, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement.

                  7.2 Remedies; Disposition of the Collateral. Upon the occurrence and continuance of an Event of Default, any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten (10) days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding in the Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor (except to the extent of surplus money received as provided in Section 7.4). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make a disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

                  7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Assignor hereby further waives, to the extent permitted by law:

                  (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or wilful misconduct;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

                  7.4 Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or the Mortgage requires proceeds of collateral thereunder to be applied in accordance with the provisions of this Agreement, the Pledgee or Collateral Agent, as the case may be, thereunder) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

                  (i) first, to the payment of all Obligations owing to the Pledgee or the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations" contained in Article IX hereof;

                  (ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Obligations to the Secured Creditors shall be paid to the Secured Creditors as provided in Section 7.4(c) with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed to be applied, with respect to the Credit Document Obligations, firstly to the payment of interest in respect of the unpaid principal amount of Loans outstanding, secondly to the payment of principal of Loans outstanding, then to the other Credit Document Obligations; and

                  (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 10.9 hereof, to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations owed such Secured Creditor and the denominator of which is the then outstanding amount of all Obligations.

                  (c) All payments required to be made to the (i) Lender Creditors hereunder shall be made to the Administrative Agent for the account of the respective Lender Creditors and (ii) Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Secured Interest Rate Agreement or, in the case of Secured Interest Rate Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

                  (d) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent for a determination (which the Administrative Agent agrees to provide upon request to the Collateral Agent) of the outstanding Credit Document Obligations and (ii) upon any Interest Rate Creditor for a determination (which each Interest Rate Creditor agrees to provide upon request to the Collateral Agent) of the outstanding Interest Rate Obligations owed to such Interest Rate Creditor. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender Creditor and (y) no Secured Interest Rate Agreements or Interest Rate Obligations with respect thereto are in existence.

                  (e) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between (x) the amount of the Obligations for which it is liable directly or as a Guarantor that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of the Obligations.

                  7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Secured Interest Rate Agreement or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

                  7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII

                                   INDEMNITY

                  8.1 Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1, the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any

Secured Interest Rate Agreement, any other Credit Document or the documents executed in connection herewith and therewith or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder or thereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses, losses, obligations, penalties, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify such Assignor of any such assertion of which such Indemnitee has knowledge.

                  (b) Without limiting the application of Section 8.1(a), each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because such Assignor shall have failed to comply with its obligations under this Agreement or any Credit Document), any and all fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                  (c) Without limiting the application of Section 8.1(a) or
(b), each Assignor jointly and severally agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by an Assignor in this Agreement, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

                  (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, each Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Secured Interest Rate Agreements and the payment of all of the other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE IX

                                  DEFINITIONS

                  The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Administrative Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Agreement" shall mean this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

                  "Arranging Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Assignor" shall have the meaning specified in the first paragraph of this Agreement.

                  "Borrower" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Business Day" means any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

                  "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

                  "Chattel Paper" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Class" shall have the meaning provided in Section 10.2 of this Agreement.

                  "Collateral" shall have the meaning provided in Section
1.1(a).


                  "Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

                  "Contract Rights" shall mean all rights of an Assignor (including, without limitation, all rights to payment) under each Contract.

                  "Contracts" shall mean all contracts between an Assignor and one or more additional parties (including, without limitation, any Secured Interest Rate Agreement and related documents entered into in connection therewith) to the extent the grant by an Assignor of a security interest pursuant to this Agreement in its right, title and interest in any such contract is not prohibited by such contract without the consent of any other party thereto or would not give any other party to such contract the right to terminate its obligations thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by an Assignor of a security interest pursuant to this Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                  "Copyrights" shall mean any United States or foreign copyright owned by any Assignor now or hereafter, including any registration of any copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States or foreign copyright registration now or hereafter made with the United States Copyright Office or the equivalent thereof in any foreign jurisdiction by any Assignor.

                  "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Documents" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by such Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.


                  "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement or any payment default, after any applicable grace period, under any Secured Interest Rate Agreement.

                  "General Intangibles" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Goods" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Indemnitee" shall have the meaning provided in Section 8.1.

                  "Instrument" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

                  "Interest Rate Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Interest Rate Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from an Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by an Assignor.

                  "Lender Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Lenders" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on an Assignor's property.

                  "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by an Assignor, which are registered in the United States Patent and Trademark Office or the equivalent thereof in any State of the United States or in any foreign country, as well as any unregistered marks used by any Assignor, and any trade dress including logos, designs, company names, business names, fictitious business names and other business identifiers used by any Assignor in the United States or any foreign country.

                  "Obligations" shall mean (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party and the due performance and compliance by such Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with any Secured Interest Rate Agreement, including all obligations, if any, under a Guaranty in respect of any Secured Interest Rate Agreement (all such obligations and indebtedness under this clause (ii) being herein collectively called the "Interest Rate Obligations");
(iii) any and all sums advanced by the Collateral Agent or the Pledgee in order to preserve the Collateral or preserve its security interest in the Collateral;
(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i), (ii), (iii) and (iv), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent or the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

                  "Patents" shall mean any United States or foreign patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States or foreign patent now or hereafter made by such Assignor.

                  "Permits" shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights,

orders, variances, franchises or authorizations of or from any governmental authority or agency.

                  "Pledgee" shall have the meaning provided in the Pledge Agreement.

                  "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or an Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to an Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

                  "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by an Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of such Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, all notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

                  "Requisite Creditors" shall have the meaning provided in
Section 10.2 of this Agreement.

                  "Secured Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.


                  "Secured Interest Rate Agreements" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Trade Secret Rights" shall mean the rights of an Assignor in any Trade Secret it holds.

                  "Trade Secrets" means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of an Assignor worldwide, whether written or not written.

                                   ARTICLE X

                                 MISCELLANEOUS

                  10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

                  (i) if to any Assignor, at its address contained in the Credit Agreement (for the Borrower) or the Subsidiary Guaranty (for the other Assignors);

                  (ii)     if to the Collateral Agent, at:

                           National Westminster Bank Plc
                           175 Water Street
                           New York, New York  10038
                           Attn.: [_________________]
                           Tel. No.: [______________]
                           Fax. No.: [______________]

                  (iii) if to any Lender (other than the Collateral Agent), at such address as such Lender shall have specified in the Credit Agreement;

                  (iv) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Assignors and the Collateral Agent; or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  10.2 Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders) and each Assignor affected thereby, provided that (i) no such change, waiver, modification or variance shall be made to Section 7.4 or this Section 10.2(a) without the consent of each Secured Creditor adversely affected thereby and (ii) any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

                  (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

                  10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Credit Document or any Secured Interest Rate Agreement except as specifically set forth in a waiver granted pursuant to the restrictions of Section 10.2 hereof; or (c) any amendment to or modification of any other Credit Document or any Secured Interest Rate Agreement or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

                  10.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns, provided that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by such Assignor herein or in any certificate or other instrument delivered by each Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Secured Interest Rate Agreements regardless of any investigation made by the Secured Creditors on their behalf.

                  10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  10.8 Assignors' Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

                  10.9 Termination; Release. (a) After the termination of the Total Commitment and all Secured Interest Rate Agreements, when no Note or Letter of Credit is outstanding and when all Loans and other Obligations have been paid in full, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination), and the Collateral Agent, at the request and expense of the relevant Assignor, will execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.


                  (b) So long as no Default or Event of Default is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the relevant Assignor, release any or all of the Collateral, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by the terms of the Credit Agreement" if the proposed transaction constitutes an exception to Section 8.02 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders and (y) the proceeds of such Collateral are applied as required pursuant to the Credit Agreement or any consent or waiver with respect thereto.

                  (c) At any time that the relevant Assignor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.9(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to Section 10.9(a) or (b). In the event that any part of the Collateral is released as provided in the preceding paragraph (b), the Collateral Agent, at the request and expense of such Assignor, will duly release such Collateral and assign, transfer and deliver to such Assignor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 10.9. Upon any release of Collateral pursuant to Section 10.9(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

                  10.10 Collateral Agent. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in Section
10.2 of this Agreement or Section 12.12 of the Credit Agreement, this Section 10.10, and the duties and obligations of the Collateral Agent set forth in this
Section 10.10, may not be amended or modified without the consent of the Collateral Agent.

                  10.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.


                  10.12 Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to Section 8.16 of the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                       *               *               *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


Addresses:                        NORTH ATLANTIC TRADING
257 Park Avenue South             ACQUISITION COMPANY,
7th Floor                         INC., as Assignor
New York, NY 10010-7304



                                  By: /s/ David Brunson
                                     --------------------------------
                                     Name:  David Brunson
                                     Title: Chief Financial Officer



257 Park Avenue South             NATIONAL TOBACCO COMPANY, L.P.,
7th Floor                         as Assignor
New York, NY 10010-7304



                                  BY: NATIONAL TOBACCO FINANCE
                                  CORPORATION, as its General Partner



                                  By: /s/ David Brunson
                                     --------------------------------
                                     Name:  David Brunson
                                     Title: Chief Financial Officer



257 Park Avenue South             NORTH ATLANTIC OPERATING
7th Floor                         COMPANY, as Assignor
New York, NY 10010-7304



                                  By: /s/ David Brunson
                                     --------------------------------
                                     Name:  David Brunson
                                     Title: Chief Financial Officer

257 Park Avenue South             NATIONAL TOBACCO FINANCE CORPORATION,
7th Floor                         as Assignor
New York, NY 10010-7304



                                  By: /s/ David Brunson
                                     --------------------------------
                                     Name:  David Brunson
                                     Title: Chief Financial Officer



175 Water Street                  NATIONAL WESTMINSTER BANK PLC,
New York, New York  10038         as Collateral Agent, as Assignee
Attention: Ronan Agnew
Tel: (212) 602-5542
Fax: (212) 602-4319
                                  By: /s/ Ronan Agnew
                                     ---------------------------------
                                     Name:  Ronan Agnew
                                     Title: Vice President